EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of May 31, 2004

B E T W E E N:

MED-EMERG INTERNATIONAL INC., a corporation incorporated under the laws of Ontario

(the "Corporation")

and -

SIDNEY BRAUN, of Toronto, Ontario

(the "Employee")

CONTEXT OF THIS AGREEMENT

A.

The Corporation carries on the Business (as such capitalized term is hereinafter defined).

B.

The Corporation wishes to employ the Employee upon the terms and conditions as set out herein.

FOR VALUE RECEIVED, the sufficiency of which is acknowledged, the parties agree as follows:

PART 1
INTERPRETATION

1.1

Definitions.  In this Agreement, the following terms shall have the following meanings:

"Agreement" means this agreement and all schedules attached hereto and all amendments made hereto and thereto in writing by the parties.

“Business” means the business carried on by the Corporation from time to time, in the Jurisdiction, and which presently includes:

(a)

the coordination and contract staffing of emergency room and intensive care unit physicians and nurses for hospitals in Canada;

(b)

the administration and management for the recruitment and staffing of various healthcare professionals across Canada;

(c)

IV infusion services for pharmaceutical companies in community based clinics across Canada; and

(d)

healthcare consulting services.

"Business Day" means a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

“Jurisdiction” means the country of Canada, and any other city, country or territory, or any part thereof, in which the Corporation is carrying on its Business.

"Person" includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities.

1.2

Entire Agreement. This Agreement together with the agreements and other documents to be delivered pursuant to this Agreement (or other agreements pertaining to employee benefits, including, without limitation, stock option and bonus plan agreements), constitute the entire agreement between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement.  No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

1.3

Sections and Headings.  The division of this Agreement into parts and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to parts and sections are to parts and sections of this Agreement.

1.4

Number & Gender.  Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.5

Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of Ontario and the laws of Canada applicable therein.

1.6

Currency.  Unless otherwise specified, all references herein to currency shall be references to currency of Canada.

1.7

Calculation of Time.  When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded.  If the last day of such period is a non Business Day, the period in question shall end on the next Business Day.

PART 2
APPOINTMENT AND DUTIES

2.1

Appointment.  The Corporation agrees to employ the Employee as its President and Chief Operating Officer upon the terms and conditions contained herein and the Employee accepts such appointment.

2.2

Term.  The employment of the Employee hereunder shall commence on the date hereof and shall continue for an initial term of three (3) years (the “Initial Term”) unless terminated in accordance with the provisions of this Agreement.  This Agreement shall be renewed for successive two (2) year terms (each a “Renewal Term”) unless the Corporation indicates in writing, more than ninety (90) days prior to the termination of the Initial term or any Renewal Term, that it does not intend to renew this Agreement.  In the event that the Corporation provides a notice of non-renewal (the “Notice”), the Corporation shall comply with Section 12.3 hereof.

2.3

Duties and Reporting.  The Employee will report directly to the board of directors of the Corporation and shall carry out all duties and responsibilities which are from time to time assigned to him by the board of directors.

PART 3
REMUNERATION AND BENEFITS

3.1

Base Salary.  The Corporation shall pay the Employee a gross base salary of $200,000.00 per year (the "Base Salary"), payable every two (2) weeks.  Yearly increases shall be in the discretion of the compensation committee of the Corporation.

3.2

Benefits.  The Employee shall be entitled to participate in all of the Corporation's benefit plans generally available to its senior level employees from time to time.

3.3

Vacation.  The Employee shall be entitled to five (5) weeks paid vacation each year to be taken at a time or times acceptable to the board of directors of the Corporation having regard to the business requirements of the Corporation and shall be entitled to paid vacation on all major Jewish Holidays.

3.4

Withholding.  All taxable amounts set forth in this Agreement are subject to applicable withholding or source deductions.

3.5

Expenses.

(a)

All expenses reasonably incurred by the Employee shall be reimbursed, together with any applicable sales and goods and services taxes, by the Corporation within ten (10) Business Days after presentation by the Employee of proper invoices and receipts in keeping with the policies of the Corporation as established from time to time.  The Company shall also pay to the Employee:

(i)

relocation expenses of One Hundred Twenty Dollars ($120,000.00) (Cdn.);

(ii)

the cost of airplane tickets for the Employee and his family to Canada; and

(iii)

the costs of freight for the Employee’s belongings.

(b)

(i)

The Employee shall receive a mileage allowance of $0.41 per kilometre (the “Automobile Allowance”).  The Automobile Allowance shall be the only compensation which the Employee is entitled to receive for the purchase or lease, use, maintenance, insurance coverage, repair, fuel, oil or other expenses of an automobile used by the Employee to perform his duties and responsibilities under this Agreement.

(ii)

The Employee shall ensure that he has the legal authority to operate the automobile in the Employee’s own name, and shall be solely responsible for any and all maintenance, insurance coverage, repair, fuel, oil or other expenses for the automobile.

(iii)

The amount of the Automobile Allowance may be increased by the mutual agreement of the parties from time to time, which agreement may only be made by the attachment of an addendum to this agreement to that effect.

3.6

Options. As additional consideration the Company shall cause to be issued to the Employee fully vested options to purchase up to 250,000 of the Company’s Common Stock (the “Options”), of which options for 125,000 shares shall be exercisable on the first anniversary of this Agreement and options for the remaining 125,000 shares be exercisable on the second anniversary of this Agreement, in each case at an exercise price per share equal to $0.115. The terms of such options shall be reflected in a separate option agreement to be entered into by the parties.

PART 4
EMPLOYEE'S COVENANTS

4.1

Service.  The Employee shall devote the whole of his time, attention and ability to the business of the Corporation and shall well and faithfully serve the Corporation and shall use his best efforts to promote the interests of the Corporation. The Employee appreciates that the Employee's duties may involve significant travel from the Employee's place of employment, and the Employee agrees to travel as reasonably required in order to fulfill the Employee's duties. The Employee may sit on boards of other health care and information technology firms unless there is a reasonable basis upon which the Corporation may deny him the right to do so.

4.2

Duties and Responsibilities. The Employee shall duly and diligently perform all the duties assigned to him while in the employ of the Corporation, and shall truly and faithfully account for and deliver to the Corporation all money, securities and things of value belonging to the Corporation which the Employee may from time to time receive for, from or on account of the Corporation.

4.3

Rules and Regulations. The Employee shall be bound by and shall faithfully observe and abide by all the rules and regulations of the Corporation from time to time in force which are brought to his notice.

PART 5
CONFIDENTIAL INFORMATION AND DEVELOPMENTS

5.1

"Confidential Information" means information, whether or not originated by the Employee, that relates to the business or affairs of the Corporation, its affiliates, clients or suppliers and is confidential or proprietary to, about or created by the Corporation, its affiliates, clients, or suppliers.  Confidential Information includes, but is not limited to, the following types of confidential information and other proprietary information of a similar nature (whether or not reduced to writing or designated or marked as confidential):

(a)

work product resulting from or related to work or projects performed for or to be performed for the Corporation or its affiliates, including but not limited to, the interim and final lines of inquiry, hypotheses,  research and conclusions related thereto and the methods, processes, procedures, analysis, techniques and audits used in connection therewith;

(b)

computer software of any type or form and in any stage of actual or anticipated development, including but not limited to, programs and program modules, routines and subroutines, procedures, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source code, object code and load modules, programming, program patches and system designs;

(c)

information relating to developments (as hereinafter defined) prior to any public disclosure thereof, including but not limited to, the nature of the developments, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets);

(d)

internal Corporation personnel and financial information, vendor names and other vendor information, purchasing and internal cost information, internal services and operational manuals, and the manner and method of conducting the Corporation's business;

(e)

marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Corporation that have been or are being discussed; and

(f)

all information that becomes known to the Employee as a result of employment that the Employee, acting reasonably, believes is confidential information or that the Corporation takes measures to protect.

5.2

Confidential Information does not include:

(a)

the general skills and experience gained during the Employee's employment or engagement with the Corporation that the Employee could reasonably have been expected to acquire in similar employment or engagements with other companies;

(b)

information publicly known without breach of this Agreement or similar agreements; or

(c)

information, the disclosure of which is required to be made by any law, regulation, governmental authority or court (to the extent of the requirement), provided that before disclosure is made, notice of the requirement is provided to the Corporation, and to the extent of the requirement, (to the extent reasonably possible in the circumstances) the Corporation is afforded an opportunity to dispute the requirement.

5.3

"Developments" means all discoveries, inventions, designs, works of authorship, improvements and ideas (whether or not patentable or copyrightable) and legally recognized proprietary rights (including, but not limited to, patents, copyrights, trademarks, topographies, know how and trade secrets), and all records and copies of records relating to the foregoing, that relates solely to the Corporation's business and improvements and modifications to it:

(a)

result or derive from the Employee's employment or from the Employee's knowledge or use of Confidential Information;

(b)

are conceived or made by the Employee (individually or in collaboration with others) during the term of the Employee's employment by the Corporation;

(c)

result from or derive from the use or application of the resources of the Corporation or its affiliates; or

(d)

relate to the business operations of or actual or demonstrably anticipated research and development by the Corporation or its affiliates.

For greater certainty, discoveries, inventions, designs, works of authorship, improvements and ideas (whether or not patentable or copyrightable) of the Employee that do not relate to the business of the Corporation are not the subject matter of this Agreement.

PART 6
NO CONFLICTING OBLIGATIONS

6.1

The Employee warrants to the Corporation that:

(a)

the performance of the Employee's duties as an employee of the Corporation will not breach any agreement or other obligation to keep confidential the proprietary information of any other party; and

(b)

the Employee is not bound by any agreement with or obligation to any other party that conflicts with the Employee's obligations as an employee of the Corporation or that may affect the Corporation's interest in the Developments.

6.2

The Employee will not, in the performance of the Employee's duties as an employee of the Corporation:

(a)

improperly bring to the Corporation or use any trade secrets, confidential information or other proprietary information of any other party; or

(b)

knowingly infringe the intellectual property rights of any other party.

PART 7
COMPETITION AND SOLICITATION

7.1

Definitions.

"Competitive Business" means any business competitive with the Business or which the Corporation was contemplating supplying in the Jurisdiction when the Employee was employed by the Corporation.

"Employment Period" means the period during which the Employee is employed by the Corporation.

"Termination Date" means the date that the Employee's employment with the Corporation is terminated or expires in accordance with Section 2.2 or Part 12.

7.2

Non-Competition. The Employee acknowledges that employment by the Corporation will give the Employee access to the Confidential Information, and that the Employee's knowledge of the Confidential Information will enable the Employee to put the Corporation at a significant competitive disadvantage if the Employee is employed or engaged by or becomes involved in a Competitive Business. Accordingly, during the Employment Period and for nine (9) months after the Termination Date, the Employee will not, directly or indirectly, individually or in partnership or in conjunction with any other Person:

(a)

be engaged, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership, jointly or in conjunction with any other person, or as an employee, consultant, adviser, principal, agent, member or proprietor in any Competitive Business;

(b)

be engaged, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership, jointly or in conjunction with any other person, or as an employee, consultant, adviser, principal, agent, member or proprietor in any Competitive Business in a capacity in which the loyal and complete fulfilment of the Employee's duties to that Competitive Business would:

(i)

inherently require that the Employee use, copy or transfer Confidential Information;

(ii)

make beneficial any use, copy or transfer of Confidential Information;

(iii)

advise, invest in, lend money to, guarantee the debts or obligations of, or otherwise have any other financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of any Person which carries on a Competitive Business;

(c)

contact or solicit any person who the Employee knows to be a prospective, current or former client or supplier of the Corporation (who, in the case of a former client or supplier of the Corporation, has had dealings with the Corporation at any time during the nine (9) month period immediately prior to the end of the Employment Period) for the purpose of selling to the client or buying from the supplier any products or services that are the same as or substantially similar to, or in any way competitive with, the products or services sold or purchased by Corporation during the Employee's employment or at the end thereof, as the case may be;

(d)

induce or solicit, attempt to induce or solicit or assist any third party in inducing or soliciting any employee or consultant of the Corporation, to leave the Corporation or to accept employment or engagement elsewhere.

The restriction in Subsection 7.2 (b) (iii) will not prohibit the Employee from holding not more than 5% of the issued shares of a public company listed on any recognized stock exchange or traded on any bona fide "over the counter" market anywhere in the world.

For greater certainty, the Employee's obligations under this Section are in addition to the obligations respecting disclosure and use of Confidential Information in Part 8.

7.3

Independent Covenants. Each of Subsections 7.2 (a) to (d) will be construed as constituting obligations independent of any other obligations in this Agreement. The existence of any claim or cause of action the Employee may have or assert against the Corporation, whether based on this Agreement or otherwise, will not constitute a defence to the enforcement by the Corporation of any of the covenants and agreements in the foregoing sections.

PART 8
CONFIDENTIAL INFORMATION

8.1

Protection of Confidential Information. All Confidential Information, whether it is developed by the Employee during the Employment Period or by others employed or engaged by or associated with the Corporation or its affiliates or clients, is the exclusive and confidential property of the Corporation or its affiliates or clients, as the case may be, and will at all times be regarded, treated and protected as such, as provided in this Agreement.

8.2

Covenants Respecting Confidential Information. As a consequence of the acquisition of Confidential Information, the Employee will occupy a position of trust and confidence with respect to the affairs and business of the Corporation and its affiliates and clients. In view of the foregoing, it is reasonable and necessary for the Employee to make the following covenants regarding the Employee's conduct during and subsequent to the Employee's employment by the Corporation.

8.3

Non Disclosure.  At all times during and subsequent to the Employee's employment with the Corporation, the Employee will not disclose Confidential Information to any Person (other than as necessary in carrying out the Employee's duties on behalf of the Corporation) without first obtaining the Corporation's consent, and the Employee will take all reasonable precautions to prevent inadvertent disclosure of any Confidential Information. This prohibition includes, but is not limited to, disclosing or confirming the fact that any similarity exists between the Confidential Information and any other information.

8.4

Using, Copying, etc.  At all times during and subsequent to the Employee's employment with the Corporation, the Employee will not use, copy, transfer or destroy any Confidential Information (other than as necessary in carrying out the Employee's duties on behalf of the Corporation) without first obtaining the Corporation's consent, and the Employee will take all reasonable precautions to prevent inadvertent use, copying, transfer or destruction of any Confidential Information. This prohibition includes, but is not limited to, licensing or otherwise exploiting, directly or indirectly, any products or services that embody or are derived from Confidential Information or exercising judgment or performing analysis based upon knowledge of Confidential Information.

8.5

Return of Confidential Information.  Within 2 Business Days after the termination of the Employee's employment on any basis and of receipt by the Employee of the Corporation's written request, the Employee will promptly deliver to the Corporation all property of or belonging to or administered by Corporation including without limitation all Confidential Information that is embodied in any physical or ephemeral form, whether in hard copy or on magnetic media, and that is within the Employee's possession or under the Employee's control.

8.6

Obligations Continue.  The Employee's obligations under this Part 8 are to remain in effect in perpetuity.

PART 9
INTELLECTUAL PROPERTY

9.1

Ownership.  All Developments will be the exclusive property of the Corporation and the Corporation will have sole discretion to deal with Developments. For greater certainty, all work done during the Employment Period by the Employee is a work for hire of which the Corporation or its affiliate, as the case may be, is the first author for copyright purposes and in respect of which all copyright will vest in the Corporation or the relevant affiliate, as the case may be.

9.2

Records.  The Employee will keep complete, accurate and authentic notes, reference materials, data and records of all Developments in the manner and form requested by the Corporation. All these materials will be Confidential Information upon their creation.

9.3

Moral Rights.  The Employee hereby irrevocably waives all moral rights arising under the Copyright Act (Canada) as amended (or any successor legislation of similar effect) or similar legislation in any applicable jurisdiction, or at common law, that the Employee may have now or in the future with respect to the Developments, including, without limitation, any rights the Employee may have to have the Employee's name associated with the Developments or to have the Employee's name not associated with the Developments, any rights the Employee may have to prevent the alteration, translation or destruction of the Developments, and any rights the Employee may have to control the use of the Developments in association with any product, service, cause or institution. The Employee agrees that this waiver may be invoked by the Corporation, and by any of its authorized agents or assignees, in respect of any or all of the Developments and that the Corporation may assign the benefit of this waiver to any Person.

9.4

Further Assurances.  The Employee will do all further things that may be reasonably necessary or desirable in order to give full effect to the foregoing. If the Employee's co-operation is required in order for the Corporation to obtain or enforce legal protection of the Developments following the termination of the Employee's employment, the Employee will provide that co-operation so long as the Corporation pays to the Employee reasonable compensation for the Employee's time at a rate to be agreed, provided that the rate will not be less than the last base salary or compensation rate paid to the Employee by the Corporation during the Employee's employment.

PART 10
CONSENT TO ENFORCEMENT

10.1

The Employee confirms that all restrictions in Part 8 and 9 are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are waived by the Employee. Without limiting the generality of the forgoing, the Employee hereby consents to an injunction being granted by a court of competent jurisdiction in the event that the Employee is in any breach of any of the provisions stipulated in Part 8 and 9. The Employee hereby expressly acknowledges and agrees that injunctive relief is an appropriate and fair remedy in the event of a breach of any of the said provisions.

PART 11
WARRANTIES, COVENANTS AND REMEDIES

11.1

The obligations of the Employee as set forth in Parts 6 through 9 will be deemed to have commenced as of the date on which the Employee was first employed by Corporation. The Employee warrants that the Employee has not, to date, breached any of the obligations set forth in any of those Sections. Any breach or threatened breach of those sections by the Employee will constitute Just Cause for immediate termination of the Employee's employment or engagement by the Corporation.

11.2

The Employee understands that the Corporation has expended significant financial resources in developing its products and the Confidential Information. Accordingly, a breach or threatened breach by the Employee of any of Parts 6 through 9 could result in unfair competition with the Corporation and could result in the Corporation and its shareholders suffering irreparable harm that is not capable of being calculated and that cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Employee agrees that the Corporation will be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation may become entitled.

11.3

The Employee's obligations under each of Parts 6 through 9 are to remain in effect in accordance with each of their terms and will exist and continue in full force and effect despite any breach or repudiation, or alleged breach or repudiation, of this Agreement or the Employee's employment (including, without limitation, the Employee's wrongful dismissal) by the Corporation.

PART 12
TERMINATION

12.1

Termination of Employment.

(a)

The parties understand and agree that the Employee’s employment pursuant to this agreement may be terminated as follows:

(i)

by the Employee, at any time, for any reason, on the giving of ninety (90) days written notice to the Corporation (the Corporation may waive notice, in whole or in part and if it does so, the Employee’s entitlement to remuneration and benefits pursuant to this agreement will cease on the date it waives such notice);

(ii)

by the Corporation, in its absolute discretion, without any notice or pay in lieu thereof, for Cause.  For the purposes of this agreement, Cause includes the following:

(A)

any material breach of the provisions of this agreement;

(B)

any conduct of the Employee which tends to bring the Employee or the Corporation into disrepute;

(C)

the conviction of the Employee of a criminal offence punishable by indictment (where such cause is not prohibited by law); and

(D)

any and all omissions, commissions or other conduct which would constitute “cause” at law, in addition to the specified causes ;

failure by the Corporation to rely on the provision of this clause in any given instance or instances, shall not constitute a precedent or be deemed a waiver.  Other than termination for Cause pursuant to Subsection (C)

above, the Employee’s employment with the Company shall not be terminated for Cause unless he has been given written notice by the Board of Directors of its intention to so terminate his employment (a “Preliminary Notice”), such notice:

(A)

to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based; and

(B)

to be given within six (6) months of the Board of Director’s learning of such acts or failures to act.

The Employee shall have ten (10) days after the date that the Preliminary Notice is given in which to cure such conduct, to the extent that such cure is possible.  If the Employee fails to cure such conduct, the Employee shall be entitled to a hearing before the Board of Directors, and to be accompanied by his counsel, at which he shall be entitled to contest the Board of Directors’ findings.  Such hearing shall be held within fifteen (15) days notice to the Company by the Employee, provided that requests such hearing within thirty (30) days of the Preliminary Notice.  If the Employee fails to request such hearing within the said thirty (30) day period, his employment shall be terminated for Cause effective upon the expiry of such thirty (30) day period and the Preliminary Notice shall be deemed to constitute a Notice of Termination.  If the Employee requests such hearing and, within ten (10) days following such hearing, the Employee is furnished with a copy of a resolution, duly adopted by the affirmative vote of a majority of the members of the Board of Directors, finding that in the good faith opinion of the Board of Directors, the Employee was guilty of misconduct constituting Cause as specified in the Preliminary Notice, the Employee’s employment with the Company shall be terminated for Cause upon his receipt of such resolution, and such resolution shall be deemed to constitute a Notice of Termination.  Any such resolution shall be accompanied by a certificate of the Secretary or another appropriate officer of the Company which shall state that such resolution was duly adopted by the affirmative vote of a majority of the members of the Board of Directors at a duly convened meeting called for such purpose;

(iii)

by the Corporation in its absolute discretion and for any reason on giving the Employee the equivalent of twelve (12) months pay in lieu of notice.  The payments contemplated in this clause include all entitlement to either notice or pay in lieu of notice and statutory severance pay under the applicable employment or labour standards legislation.  In the event the minimum statutory requirements as at the date of termination provide for any greater right or benefit than that provided for in this agreement, such statutory requirements will replace the payments contemplated under this agreement.  The Employee agrees to accept the pay in lieu of notice as set out in this clause in full and final settlement of all amounts owing to the Employee by the Corporation on termination, including any payment in lieu of notice of termination, entitlement of the Employee under any applicable statute and any rights which the Employee may have at common law, and the Employee waives any claim to any other payment or benefits from the Corporation.

(b)

The Employee’s employment shall also be terminated upon his or her death.

(c)

Except as provided in Section 12.8, on termination of employment the Employee shall immediately resign all offices held with the Corporation and save as provided in this agreement, the Employee shall not be entitled to receive any payment or compensation for loss of office or otherwise by reason of the resignation.  If the Employee fails to resign as mentioned the Corporation is irrevocably authorized to appoint some person in the Employee’s name and on his or her behalf to sign any documents or do any things necessary or requisite to give effect to such resignation.

(d)

The Employee’s obligations herein shall survive the termination of the Employee’s employment pursuant to this agreement.

12.2

Termination by the Employee for Good Reason.  The Employee may terminate this Agreement at any time upon the occurrence of any of the following events (each a "Good Reason"), if such occurrence takes place without the express written consent of the Employee:

(a)

a material reduction in the Employee's then current salary or a material reduction in his then current bonus unless such reduction is applied to all senior employees of Company;

(b)

the failure to continue the Employee's then current participation in any share option, share purchase, profit-sharing bonus or other incentive compensation plan, unless a plan providing a substantially similar opportunity is substituted or unless such reduction is applied to all senior employees of Company;

(c)

a change in the Employee's title or position or a material diminution in the Employee's duties; or

(d)

any material change in the Employee's direct reporting obligations.

In the event that the Employee terminates this Agreement for Good Reason, he shall be entitled to the same payments and benefits as provided in Section 12.1 (a) (iii) of this Agreement as if the Corporation had terminated this Agreement at the time that the Employee terminates this Agreement under this Section 12.2.

12.3

Notice of Non-Renewal.  If the Corporation provides notice of non-renewal of this Agreement pursuant to Section 2.2 then the Corporation shall be required to provide the Employee with a further six (6) months pay.

12.4

Full and Final Release.  In order to be eligible for the payments and severance benefits as set forth in this Part 12 the Employee must:

(a)

execute and deliver to the Company a general release, in a form satisfactory to the Company; and

(b)

be and remain in full compliance with his obligations under this Agreement.

12.5

Fair and Reasonable.  The parties confirm that the provision contained in Sections 12.1, 12.2 and 12.3 are fair and reasonable and that all such payments shall be in full satisfaction of all claims which the Employee may otherwise have at law against the Corporation including, without limitation, under the Employment Standards Act (Ontario) or in equity by virtue of such termination of employment.

12.6

Return of Property.  Upon the termination of the Employee's employment for any reason whatsoever, the Employee shall at once deliver or cause to be delivered to the Corporation all books, documents, effects, money, computer equipment, computer storage media, securities or other property belonging to the Corporation or for which the Corporation is liable to others, which are in the possession, charge, control or custody of the Employee.

12.7

Provisions Which Operate Following Termination.  Notwithstanding any termination of this Agreement for any reason whatsoever, provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect.

12.8

Board. The termination of the Employee’s employment hereunder for Cause shall automatically be deemed as Employee’s resignation from the Board of Directors of the Company without any further action, except when the Board shall, in writing, request a continuation of duty as a Director in its sole discretion.  Neither the change to Employee’s title and position on Board nor his service as a member of the Board of Directors shall affect the amount of his compensation provided for in this Agreement or be considered Good Reason under Section 12.2.

PART 13
GENERAL

13.1

Benefit & Binding.  This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

13.2

Amendments & Waivers.  No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

13.3

Time.  Time shall be of the essence of this Agreement.

13.4

Assignment.  Neither this Agreement nor the rights and obligations hereunder shall be assignable by either party without the consent of the other.

13.5

Severability.  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision and all other provisions hereof shall continue in full force and effect.

13.6

Attornment.  For the purposes of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement.

PART 14
ACKNOWLEDGEMENT

14.1

The Employee acknowledges that:

(a)

the Employee has received a copy of this Agreement;

(b)

the Employee has had sufficient time to review and consider this Agreement thoroughly;

(c)

the Employee has read and understands the terms of this Agreement and his obligations under this Agreement;

(d)

the restriction placed upon the Employee by this Agreement are reasonably necessary to protect the Corporation's proprietary interests in the Confidential Information and the Developments and will not preclude the Employee from being gainfully employed in a suitable capacity following the termination of the Employee's employment, give the Employee's knowledge and experience;

(e)

the Employee has been given an opportunity to obtain independent legal advice, or such other advice as the Employee may desire, concerning the interpretation and effect of this Agreement and by signing this Agreement the Employee has either obtained advice or voluntarily waived the Employee's opportunity to receive the same; and

(f)

this Agreement is entered into voluntarily by the Employee.

PART 15
NOTICES

15.1

Any demand, notice or other communication (the "Notice") to be given in connection with this Agreement shall be given in writing on a Business Day and may be given by personal delivery or by transmittal by facsimile addressed to the recipient as follows:

To the Corporation:

Med-Emerg International Inc.

6711 Mississauga Road, Suite 404

Mississauga, Ontario  L5N 2W3

Attention:  Chairman of the Board

Facsimile:  905-858-1399

To the Employee:

24 Laurelcrest Avenue

Toronto, Ontario M3H 2A4

or such other address or facsimile number as may be designated by notice by any party to the other.  Any Notice given by personal delivery will be deemed to have been given on the day of actual delivery and if transmitted by facsimile before 3:00 pm on a Business Day, will be deemed to have been given on that Business Day and if transmitted by facsimile after 3:00 pm on a Business Day, will be deemed to have been given on the next Business Day after the date of transmission.

PART 16
FURTHER ASSURANCES

16.1

The parties shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

PART 17
FAX SIGNATURES

17.1

This Agreement may be signed either by original signature or by facsimile signature.

PART 18
COUNTERPARTS

18.1

This Agreement may be executed by the parties in one or more counterparts, each of which when so executed and delivered shall be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement on the 27th day of October, 2005 ..

MED-EMERG INTERNATIONAL INC.

Per:

______________________________

Authorized Signing Officer

________________________________

____________________________________

Witness

Sidney Braun